COOPERATIVE BANKSHARES, INC. ANNOUNCES THIRD QUARTER DIVIDEND

For immediate release:

         Wilmington, N.C., August 16, 2007--Cooperative Bankshares, Inc. (NASDAQ: "COOP"), announced that on August 15, 2007, the Board of Directors declared the 2007 third quarter dividend of $0.05 per share. The dividend is payable on or about October 17, 2007, to stockholders of record as of October 2, 2007.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank and Bank of Jefferson in Jefferson, South Carolina. Chartered in 1898, Cooperative Bank provides a full range of financial services through 23 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through two offices in North Carolina.




                           For Additional Information
                           --------------------------
                     Frederick Willetts, III, President/ CEO
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary
                                  910-343-0181